UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2008

Health Grades, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-22019	62-1623449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Golden Ridge Road, Suite 100 Golden, Colorado	80401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 716-0041

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On February 4, 2009, Sarah Loughran provided notice of her intent to resign as Executive Vice President of Health Grades, Inc. (the “Company”), effective March 9, 2009. Ms. Loughran was a “named executive officer” in the Company’s Proxy Statement related to the Company’s 2008 Annual Meeting of Stockholders. Ms. Loughran has elected to step down from her position for personal reasons and will take on a new part-time role with the Company as Vice President, New Product Development for Provider Services. Ms Loughran has served as executive vice president since July 2004, and in this role has helped drive HealthGrades’ mission to guide America to better healthcare. The Company’s board of directors wishes to thank Ms. Loughran for her hard work and service to the Company over the last ten years.

The board of directors of the Company has appointed Dr. Samantha Collier to replace Ms. Loughran as Chief Medical Officer/Executive Vice President, effective March 9, 2009. Dr. Collier is a board certified internist and is currently serving as the Company’s Senior Vice President of Medical Affairs/Chief Medical Officer. Dr. Collier has significantly contributed to the Company’s Provider Services team since March 2002 and has led the HealthGrades Clinical Excellence Research & Consulting Group for the last five years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH GRADES, INC.
(Registrant)

By: /s/ Allen Dodge
       Allen Dodge
       Executive Vice President
       and Chief Financial Officer

Dated: February 10, 2009